UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 5, 2016

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Factory Holding Corp. (the “Company”) was held on May 5, 2016, at 1:00 p.m. Pacific Daylight Time. A total of 37,029,721 shares of the Company's common stock were entitled to vote as of March 7, 2016, the record date for the Annual Meeting. A total of 33,109,240 shares of the Company's common stock were present or represented by proxy at the Annual Meeting, representing approximately 89.41% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

Set forth below are the matters acted upon by the stockholders and the number of votes with respect to each proposal, as certified by the inspector of elections.

Proposal No. 1: Election of Directors
The Company's stockholders elected Larry Enterline, Robert Fox, and Elias Sabo to serve on the Company's Board of Directors as Class III directors, for a three year term, ending at the 2019 Annual Meeting, by the votes indicated below:

Director Nominee	For	Withheld	Broker Non-Votes
Larry Enterline	29,410,269	3,115,761	583,210
Robert Fox	26,056,135	6,469,895	583,210
Elias Sabo	28,627,834	3,898,196	583,210

Proposal No. 2: Ratification of Appointment of Independent Public Accountants
The appointment of Grant Thornton LLP as the Company's independent public accountants for the 2016 fiscal year was ratified by the Company’s stockholders by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
32,772,246	336,994	—	—

For more information regarding Proposals 1 and 2, please refer to the Company's definitive proxy statement, as filed with the Securities and Exchange Commission on March 24, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 9, 2016	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer